Exhibit 99.1

InspireMD Announces Appointment of Katie Arnold

to Board of Directors

Tel Aviv, Israel - May 12, 2021 - InspireMD, Inc. (NYSE American: NSPR), developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by the treatment of Carotid Artery Disease (CAD), today announced it has appointed seasoned marketing executive Kathryn (Katie) Arnold to its Board of Directors. With more than two decades of strategy and commercialization experience within the medical device industry, Ms. Arnold joins as the company advances global commercialization and enrollment in the U.S. IDE trial of its novel CGuard EPS technology.

“We are pleased to welcome Katie to the InspireMD Board. She is a proven marketing professional with a track record for delivering flawless launch execution and implementing key business strategies,” commented Paul Stuka, Chairman of the InspireMD Board. “Her wealth of knowledge and strong leadership will be instrumental in guiding our strategic plan and expand our commercial footprint.”

Ms. Arnold is the Founder and CEO of SPRIG Consulting, a strategic marketing consulting firm with over a decade of success in the medical space. Since its inception, the firm has engaged with over 200 medical companies ranging from venture-backed startups to Fortune 500 companies. Prior to founding SPRIG, Ms. Arnold held sales and marketing management roles with Guidant Corporation (acquired by Abbott Laboratories and Boston Scientific) and Kensey Nash Corporation (acquired by Spectranetics Corporation / Royal Philips). She has managed vascular and endovascular businesses, built strong commercial teams, and led numerous successful global product launches. Additionally, Ms. Arnold is an adjunct faculty member at the Kellogg School of Management at Northwestern University where she teaches a course specific to medical product commercialization and financing. Ms. Arnold received a bachelor of arts in environmental science from the University of Vermont and a master’s degree from the Kellogg School of Management at Northwestern University.

“I am excited to be joining InspireMD’s board at a time of significant organic growth and expansion through commercial and business development activities,” says Ms. Arnold. “Despite advances in the stenting space, a clear unmet need remains for a solution that effectively treats carotid artery disease. I am very impressed with the unique design of the CGuard stent and the robust clinical data validating its performance. I am excited to work with the management team and the board as we maximize opportunities for the company to reduce the worldwide stroke burden and transform the treatment of carotid artery disease.”

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About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free, long-term outcomes.

As of May 21, 2021, InspireMD’s common stock will be quoted on the Nasdaq under the ticker symbol NSPR.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

CORE IR

investor-relations@inspiremd.com

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